Exhibit 20

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: November 30, 2003

Distribution Date Summary
	Initial	Begin	End	# days
Distribution Date			12/22/2003
Collection Period		11/1/2003	11/30/2003	30
Monthly Interest Period – Actual		11/20/2003	12/22/2003	32
Monthly Interest – Scheduled				30
Pool Balance	733,163,743.80	690,043,665.34	671,666,246.58	—

Monthly Distribution Summary
	Initial Balance	Beginning Balance	Principal Distribution	Ending Balance	Note Factor
Class A-1 Notes	149,000,000.00	100,398,832.33	20,227,769.98	80,171,062.34	0.5380608
Class A-2 Notes	245,000,000.00	245,000,000.00	—	245,000,000.00	1.0000000
Class A-3 Notes	151,000,000.00	151,000,000.00	—	151,000,000.00	1.0000000
Class A-4 Notes	160,670,000.00	160,670,000.00	—	160,670,000.00	1.0000000
Class B Notes	18,329,000.00	18,329,000.00	—	18,329,000.00	1.0000000

Total Securities	723,999,000.00	675,397,832.33	20,227,769.98	655,170,062.34

	Coupon Rate	Monthly Accrued Interest	Prior Interest Carryover	Total Interest Paid	Interest Shortfall
Class A-1 Notes	1.1000%	98,167.75	—	98,167.75	—
Class A-2 Notes	1.2900%	263,375.00	—	263,375.00	—
Class A-3 Notes	1.8200%	229,016.67	—	229,016.67	—
Class A-4 Notes	2.4300%	325,356.75	—	325,356.75	—
Class B Notes	2.1000%	32,075.75	—	32,075.75	—

Total Securities		947,991.91	—	947,991.91	—

Available Collections
Principal Payments Received		18,289,463.34
Interest Payments Received		3,460,392.90
Receivables Repurchased during collection period – Principal	—	—
Receivables Repurchased during collection period – Interest		—
Recoveries on Defaulted Receivables		15,590.39

Total Available Collections		21,765,446.63

Reserve Account Transfer Amount		—

Total Available Funds		21,765,446.63

Summary of Distributions
Payment of Servicing Fee:		575,036.39
Payment of Class A Interest Amount:		915,916.16
First Priority Principal Distribution Amount:		—
Payment of Class B Monthly Interest:		32,075.75
Regular Principal Distribution Amount:		20,227,769.98
Payment to the Reserve Account to Maintain Specified Reserve Balance:		14,648.34

Remaining Available Funds (To the Holder(s) of the Certificates)		—

Release of excess reserve		—

Total Funds Remitted (To the Holder(s) of the Certificates)		—

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: November 30, 2003

Calculation of Servicing Fee
Beginning Pool Balance		690,043,665.34
Multiplied By: Monthly Servicing Fee (1.0%/12)		0.08333%
Monthly Servicing Fee		575,036.39
Plus: Unpaid Servicing Fees from Prior Periods		—

Servicing Fees Due and Paid		575,036.39

Calculation of Class A Interest Amount Due
Class A-1 Note Interest Accrued		98,167.75
Class A-2 Note Interest Accrued		263,375.00
Class A-3 Note Interest Accrued		229,016.67
Class A-4 Note Interest Accrued		325,356.75
Total Class A Note Interest Accrued During Period		915,916.16
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		915,916.16

Calculation of Class A Interest Amount Paid
Available Collections After Servicing Fee		21,190,410.24
Available Collection Shortfall		—
Reserve Account Draw		—

Class A Interest Amount Paid		915,916.16

Class A Interest Shortfall Carryforward		—

Calculation of First Priority Principal Distribution Amount Due:
Beginning Class A Note Balance		657,068,832.33
Less: Ending Pool Balance		671,666,246.58

First Priority Principal Distribution Amount		—

Calculation of First Priority Principal Distribution Amount Paid:
Available Collections After Servicing Fee and Class A Interest		20,274,494.08
Available Collections Shortfall		—
Reserve Account Draw		—

First Priority Principal Distribution Amount Paid		—

Calculation of Class B Interest Amount Due
Class B Note Interest Accrued		32,075.75
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		32,075.75

Calculation of Class B Interest Amount Paid
Available Collections After Servicing Fee, Class A Interest and First Priority Principal		20,274,494.08
Available Collection Shortfall		—
Reserve Account Draw		—

Class B Interest Amount Paid		32,075.75

Class B Interest Shortfall Carryforward		0.00

Calculation of Regular Principal Distribution Amount:
Aggregate Beginning Outstanding Note Balance		675,397,832.33
Less:
Ending Pool Balance	671,666,246.58
Less: Target Overcollateralization Amount	(16,496,184.24)	655,170,062.34

Less: First Priority Principal Distribution Amount		—

Regular Principal Distribution Amount before Reserve Account Draw Amount		20,227,769.98

Available Funds, before Reserve Account Draw		20,242,418.33
Available Funds Shortfall Amount		—
Reserve Account Draw Amount		—

Regular Principal Distribution Amount Paid		20,227,769.98

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: November 30, 2003

Class A Principal Distribution Amount Due:
The Greater of:
(A) The Beginning Class A-1 Note Balance	100,398,832.33
(B) The Beginning Class A Note Balance minus the lesser of:	657,068,832.33
(i) the product of (x) the Ending Pool Balance and (y) 88.75% plus a % equivalent of a fraction equal to the Reserve Account (prior to deposits) divided by the Ending Pool Balance	597,939,019.49

59,129,812.84

(ii) the excess of (x) the Ending Pool Balance over (y) the Target Overcollateralization Amount	655,170,062.34

1,898,769.98

Class A Principal Distribution Amount	100,398,832.33

Class B Principal Distribution Amount Due:
The excess of (A) the sum of (i) the Ending Class A Note Balance and (ii) the Beginning Class B Note Balance over (B) the excess of (x) the Ending Pool Balance and (y) the Target Overcollateralization Amount	—

Class B Principal Distribution Amount	—

Principal Distribution Amount Paid:
Available Collections for Principal Distribution	20,242,418.33

(i) To the Class A Notes, sequentially:
(a) Class A-1 Notes	20,227,769.98
(a) Class A-2 Notes	—
(a) Class A-3 Notes	—
(a) Class A-4 Notes	—
(ii) To the Class B Notes	—
(iii) To the Certificateholder	—

Target Overcollateralization Amount
Lesser of:
(A) 2.25% of the Initial Pool Balance	16,496,184.24
(B) The greater of:
(i) 0.75% of the Initial Pool Balance less the Pre-Addition Reserve Balance	3,663,502.43
(ii) 11.25% of the Ending Pool Balance less the Pre-Addition Reserve Balance	73,712,578.75

Target Overcollateralization Amount	16,496,184.24

Overcollateralization Amount
Beginning Overcollateralization Amount	14,645,833.01
Target Overcollateralization Amount	16,496,184.24
Overcollateralization Excess/(Deficiency)	(1,850,351.22)
Overcollateralization Release Amount	—
Overcollateralization Increase Amount	1,850,351.22

Overcollateralization Amount	16,496,184.24

Reserve Account
Beginning Reserve Account Balance	1,833,774.15
Plus: Interest Accrued	1,451.50
Less: Reserve Account Draw	—
Reserve Account Balance Prior to Deposits	1,835,225.65

Specified Reserve Account Balance is Greater of:
(a) 0.80% of Ending Pool Balance	5,373,329.97
(b) 0.25% of the Initial Pool Balance	1,832,909.36

Reserve Account (Deficiency)/Excess	(3,538,104.32)
Deposit of Excess Available Funds	14,648.34
Release of excess reserve	—

Ending Reserve Account Balance	1,849,873.99

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: November 30, 2003

POOL STATISTICS

	Initial	Current
Collateral Pool Balance Data:
Net Pool Balance	733,163,743.80	671,666,246.58
Number of Current Contracts	41,825	40,206
Weighted Average Loan Rate	6.4000%	6.3921%
Weighted Average Remaining Term (months)	56.6	53.7

	Units	Principal Balance
Net Loss Activity:
Principal Losses for Current Collection Period	11	87,955.42
Less: Recoveries from Prior Months Charge offs		15,590.39
Net Principal Losses for Current Collection Period		72,365.03
Monthly Net Loss Rate (Annualized)		0.1258%

Beginning Net Principal Losses	6	39,964.15
Net Principal Losses for Current Collection Period	11	72,365.03
Cumulative Net Principal Losses	17	112,329.18
Cumulative Net Principal Loss Rate		0.0153%
Receivables for which related Financed Vehicle has been repossessed and not liquidated	16	335,629.60

	Percentage $	Units	Outstanding Principal Balance
Delinquencies Aging Profile – End of Period:
Current	92.37%	37,356	620,439,954.60
1 - 29 Days Delinquent	7.12%	2,663	47,855,230.21
30 - 59 Days Delinquent	0.33%	124	2,187,068.45
60 - 89 Days Delinquent	0.11%	42	743,537.76
90 - 119 Days Delinquent	0.07%	21	440,455.56
120 - 149 Days Delinquent	0.00%	—	—
150 - 179 Days Delinquent	0.00%	—	—
180+ Days Delinquent	0.00%	—	—

Total		40,206	671,666,246.58

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 18th day of December 2003.

Bank One, National Association as Servicer

By:	/s/ Randy J. Redcay

Randy J. Redcay First Vice President